SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (this “Agreement”) is entered into effective the 19th day of October 2010 memorializing the terms of the settlement reached by and between the parties.   The parties to this Agreement are Cardiff Partners, LLC (“Cardiff”), Monarch Bay Associates, LLC (“MBA”), David Walters (“Walters”), Keith Moore (”Moore”) and Matt Szot (“Szot”, and together with Cardiff, MBA, Walters and Moore,  collectively, the “Cardiff Parties”) and Trans-Pacific Aerospace Company, Inc. (the “Company”).

RECITALS

WHEREAS, Cardiff has heretofore provided certain services to the Company pursuant to the terms of a Support Services Agreement, dated June 29, 2009, between Strands Management Company, LLC (now, Cardiff Partners, LLC) and Pinnacle Energy Corp. (now, Trans-Pacific Aerospace Company, Inc.), as amended through the date hereof (including, without, limitation, pursuant to Amendment No. 1 to Support Services Agreement, dated as of January 12, 2010 between Cardiff and Pinnacle Energy Corporation) (the “Support Services Agreement”);

WHEREAS, MBA has heretofore provided certain services to the Company pursuant to the terms of a Placement Agent and Advisory Services Agreement, dated February 15, 2010 (the “Advisory Agreement”);

WHEREAS, Walters was previously employed by the Company pursuant to the terms of an Employment Agreement, dated June 29, 2009, as amended (the “Employment Agreement”);

WHEREAS, each of Walters and Moore has served as a member of the Company’s Board of Directors and each of Walters and Szot has served as an officer of the Company;

WHEREAS, prior to the transactions contemplated by this Agreement, the Cardiff Parties (in the aggregate) own 4,989,854 shares of the Company’s common stock, par value $.001 per share; and (b) warrants to purchase 4,000,000 shares of the Company’s common stock.

WHEREAS, Company and the Cardiff Parties desire to enter into this Agreement in order to terminate all relationships between the Cardiff Parties and the Company and to resolve any disputes related to such relationships and the termination thereof.

NOW, THEREFORE, in consideration for this release, the sufficiency of which is hereby acknowledged, the parties agree as follows:

A.	SETTLEMENT

1.           Stock Payment in Settlement.

(a)  Concurrently herewith, the Company is issuing to Cardiff 1,838,649 shares of its common stock, par value $.001 per share (the “Shares”), in satisfaction of any and all amounts owed to any Cardiff Party under the Support Services Agreement, the Advisory Agreement, the Employment Agreement or otherwise.   919,325 of the Shares will be deposited into the escrow account established to be released to Cardiff on the date that is nine months following the date hereof and an additional 919,324 Shares will be shipped over-night to Cardiff Partners, LLC (Address:  30950 Rancho Viejo Road, Suite 120, San Juan Capistrano, CA 92675) for delivery on or about October 20, 2010.

(b)  Cardiff agrees with the Company that:

(i)  Subject to Section A.1(b)(v), the stock certificates evidencing the Shares, and each stock certificate issued in transfer thereof, will bear the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR WITH ANY SECURITIES COMMISSION UNDER APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES OR THE ISSUER RECEIVES AN OPINION OF COUNSEL STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.”

The stock certificates representing the Shares and each stock certificate issued in transfer thereof, will also bear any legend required under any applicable state securities law.

(ii)  Absent an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) covering any proposed disposition of the Shares or any part thereof, it will not offer for sale, sell, transfer, assign, pledge, hypothecate or otherwise dispose of any or all of the Shares without first providing the Company with an opinion of counsel to the effect that such offer, sale, transfer, assignment, pledge, hypothecation or other disposition will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable state securities or blue sky laws, except that no such registration or opinion will be required with respect to a transfer not involving a change in beneficial ownership.

(iii) It consents to the Company’s making a notation on its records or giving instructions to any transfer agent of the Shares in order to implement the restrictions on transfer of the Shares contemplated by this Section A.1(b).

(iv) Until such time as one or more of the requirements set forth in Section A.1(b)(v) have been satisfied, the Shares shall be restricted securities under the Securities Act and may be transferable only in accordance with this Agreement or the requirements of the Securities Act or any other applicable federal or state law, rule or regulation.

(v) The Company shall remove any legend endorsed on a stock certificate evidencing Shares pursuant to this Section A.1(b), and any stop transfer instructions and record notations with respect to such Shares and issue a certificate without such legend to the holder of such Shares: (a) if such Shares are transferred in a transaction registered under the Securities Act or (b) if such holder provides the Company with an opinion of counsel to the effect that a sale or transfer of such Shares may be made under Rule 144 under the Securities Act  or otherwise without registration under the Securities Act and are not restricted following such sale or transfer.  Whenever a certificate representing the Shares is required to be issued to a the holder without a legend, in lieu of delivering physical certificates representing the Shares, provided the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer program, the Company shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Shares to the holder by crediting the account of the holder's Prime Broker with DTC through its DWAC system.

2.           Termination of Relationships.  Each Cardiff Party understands and agrees that (a) all relationships and agreements, written or oral, of any kind whatsoever (including the Support Services Agreement, the Advisory Agreement and the Employment Agreement) between any Cardiff Party (or their affiliates) and the Company (or its affiliates) are hereby terminated, (b) none of Walters, Moore and Szot is any longer an officer or director or, or adviser or consultant to, the Company or any of its affiliates, and (c) neither any Cardiff Party nor any of their affiliates is entitled to any compensation or benefits of any kind from the Company or any of its affiliates for any services rendered or expenses incurred.

3.           Attorneys Fees.  The Company and the Cardiff Parties agree and understand that each party shall bear their own attorneys fees and expenses that they may incur, or have incurred, in connection with the negotiation, review and execution of this Agreement.

4.           Mutual Release.  Each party is fully and forever releasing and discharging the other party, its/his officers, directors, employees, affiliates, related entities and agents (the “Releasees”) from any claims, and covenanting not to sue or otherwise institute any legal proceeding against any Releasee with respect to any matter arising out of or relating to any agreement or relationship with any Releasee (including, without limitation, any and all contractual, tort or other common law claims, whether legal or equitable) the releasing party may have that are based on the relationship of the Cardiff Parties with the Company or any other Releasee at any time prior to the date of execution of this Agreement, or on any other event occurring prior to the date of this Agreement.

In addition, and in further consideration of the foregoing, each party hereby expressly waives any and all rights and benefits conferred upon it by the provisions of Section 1542 of the Civil Code of the State of California (and any similar law or regulation of any other jurisdiction), which states as follows:  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

EACH PARTY AGREES:  (A) THAT ITS WAIVER OF RIGHTS UNDER THIS RELEASE IS KNOWING AND VOLUNTARY; (B) THAT IT UNDERSTANDS THE TERMS OF THIS RELEASE; AND (C) THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS RELEASE.

Notwithstanding the foregoing, this release shall exclude, and nothing herein waives or releases: (i) a Cardiff Party’s  rights or claims to indemnification, contribution and/or payment of related expenses under (a) any applicable law, (b) the Company’s articles of incorporation, bylaws or other corporate organizational documents, as applicable, or (c) any directors and officers insurance policies under which a Cardiff Party is eligible to receive coverage; or (ii) the rights of a Cardiff Party to continue to own the shares of the Company’s common stock identified in the 5th recital to this Agreement; provided that the Cardiff Parties are hereby waiving and releasing any and all claims that they may have against any Releasee arising from or relating to such ownership..

5.           Confidentiality.  Each Cardiff Party acknowledges that in connection with his or its relationship with the Company, he or it has had access to, received or assisted in the development of, proprietary and confidential information concerning the present and proposed business of the Company.  This information includes, without limitation or designation as such, the terms of contracts, customer relationships, pricing information, and other information, which is not generally known to the public.  Each Cardiff Party acknowledges and agrees that all such information is, and will at all times remain, the sole and exclusive property of the Company.  Each Cardiff Party acknowledges and agrees that he or it will hold such information in confidence and not disclose any of such information to any third party. 6.  Representations and Warranties of the Company.  The Company represents and warrants to the Cardiff Parties that:(a)  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.  The Company has all requisite corporate power and authority to own and operate its properties and assets, to enter into this Agreement, to carry out the provisions of this Agreement and to carry on its business as presently conducted.(b)  All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company’s obligations hereunder, including the issuance and delivery of the Shares, has been taken.  This Agreement, when executed and delivered by the Company, constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

(c)  The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and free of any liens, preemptive rights, rights of first refusal, restrictions or encumbrances, other than those created by Cardiff.

(d)  All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement and the offer, sale or issuance of the Shares have been obtained and are effective, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

7. Representations and Warranties of Cardiff Parties.  Each Cardiff Party represents and warrants to the Company that:(a)  Each of Cardiff and MBA is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California.  Each of Cardiff and MBA has all requisite power and authority to own and operate its properties and assets, to enter into this Agreement, to carry out the provisions of this Agreement and to carry on its business as presently conducted.(b)  All organizational action on the part of each of Cardiff and MBA necessary for the authorization, execution, delivery and performance of this Agreement by Cardiff and MBA and the performance of Cardiff’s and MBA’s obligations hereunder has been taken.  This Agreement, when executed and delivered by each Cardiff Party, constitutes a valid and binding obligation of the Cardiff Party enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

(c)  Other than the Support Services Agreement, the Advisory Agreement and the Employment Agreement, there are no relationships and agreements, written or oral, of any kind whatsoever between any Cardiff Party (or their affiliates) and the Company.

(d)  Cardiff is acquiring the Shares, solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Shares or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

(e)  Cardiff hereby: (i) acknowledges that it has had access to and reviewed the periodic and other reports filed by the Company pursuant to the Securities Exchange Act of 1934, as amended, (ii) acknowledges that it has received all the information it has requested from the Company and he considers necessary or appropriate for deciding whether to acquire the Shares, (iii) represents that it has had an opportunity to ask questions and receive answers from the Company and to obtain any additional information necessary to verify the accuracy of the information given him and (iv) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

(f)  Cardiff acknowledges that investment in the Shares involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of his investment.  In addition, Cardiff (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Shares and (ii) understands and has fully considered for purposes of this investment the risks of this investment and understands that (w) this investment is suitable only for an investor who is able to bear the economic consequences of losing its entire investment, (x) the Company has a limited financial and operating history, (y) the Shares represent an extremely speculative investment which involves a high degree of risk of loss, and (z) there are substantial restrictions on the transferability of the Shares; accordingly, it may not be possible for Cardiff to liquidate its investment in the Shares in case of emergency.  Cardiff understands that there have been no representations as to the possible future value, if any, of the Shares.

(g)  Cardiff understands and acknowledges that the offering and issuance of the Shares will not be registered under the Securities Act on the grounds that the offering and issuance of the Shares are exempt from registration under the Securities Act, and that the Company’s reliance upon such exemption is predicated upon Cardiff’s representations set forth in this Agreement.  Cardiff understands and acknowledges that the Shares must be held indefinitely and he cannot dispose of the Shares unless the offer and sale of the Shares is registered under the Securities Act or unless an exemption from registration is available.

(h)  Cardiff is not relying on any statements or representations of the Company or any of its agents with respect to the tax consequences of this investment and the transactions contemplated by this Agreement and understands that Cardiff (and not the Company) shall be responsible for Cardiff’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.  Cardiff is not relying on any statements or representations of the Company or any of its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement.

(i)  Cardiff is an “accredited investor” as such term is defined in Rule 501 under the Securities Act.

(j)  Cardiff agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and will take such further action as the Company may reasonably require in order to comply with state or federal securities laws or other regulatory approvals.

B.	MISCELLANEOUS

1.           Binding on Successors and Heirs; Releasees are Intended Beneficiaries.  This Agreement is binding upon and for the benefit of the Company and its successors and assigns and each Cardiff Party and their successors and assigns.  Each Releasee is an intended beneficiary of this Agreement.

2.           Negotiation.  This Agreement is the product of arms length negotiations and contains all the terms and conditions agreed upon by us regarding the subject of the termination of the relationship of the Cardiff Parties with the Company.  This Agreement shall be deemed jointly negotiated and drafted.

3.           Careful Consideration after Advice.  Each party hereby acknowledges that it has read this Agreement carefully and understands the Release set forth in Section A.4 and that it is agreeing to it voluntarily and without coercion.  Each party further acknowledge that he was given sufficient time within which to consider the Release and was given the opportunity by the to consult with an attorney of its own choosing concerning the Release, and that the waivers it has made herein are knowing, conscious and with full appreciation that it is forever foreclosed from pursuing any of the rights so waived.

4.           Severability.  If any provision or portion of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way; provided, however, that this shall be deemed to be made in any such invalid or unenforceable provision or portion such minor changes, and only such minor changes, as are necessary to make it valid and enforceable.

5.           Entire Agreement.  This Agreement sets forth the entire agreement and understanding between the Cardiff Parties and the Company with respect to the subject matter hereof and supersedes all prior contracts, agreements, arrangements, communications, promises, discussions, negotiations, representations and warranties between the Company and the Cardiff Parties, whether oral or written, relating to the relationship of the Cardiff Parties with the Company or the subject of the termination of his relationship.  In the event that there are any inconsistencies between the terms of this Agreement and any other agreement, the terms of this Agreement shall constitute an amendment to, and shall supersede for all purposes, the relevant provision of that document.

6.           Governing Law.  The laws of the State of California shall govern this Agreement.

In WITNESS HEREOF, the parties have executed this Agreement on the dates indicated below.

Trans-Pacific Aerospace, Inc.

By:
William Reed McKay, CEO
Dated:

CARDIFF PARTIES

Cardiff Partners, LLC
Dated:

Monarch Bay Associates, LLC
Dated:

Keith Moore
Dated:

Matt Szot
Dated:

David Walters
Dated: